
                                  NSAR ITEM 77O

                        VK Florida Insured Tax Free Fund
                               10f-3 Transactions

  UNDERWRITING #                UNDERWRITING           PURCHASED FROM         AMOUNT OF SHARES           % OF          DATE OF
                                                                                 PURCHASED             UNDERWRITING    PURCHASE


         1                  Florida Bd of Regents       Paine Webber                1,500                  2.95%       11/24/98
         2                    Orange Cty Health            Lehman                   1,750                  1.60%       08/30/99


                                  NSAR ITEM 77O

                         VK Insured Tax Free Income Fund
                               10f-3 Transactions

  UNDERWRITING #                UNDERWRITING                   PURCHASED FROM     AMOUNT OF SHARES      % OF        DATE OF
                                                                                     PURCHASED       UNDERWRITING   PURCHASE


         1                    Georgia Electric                   JP Morgan           3,500,000          2.35%       10/16/98
         2                         NY Dorm                       JP Morgan               7,765          4.14%       10/16/98
         3                    Long Island Power                    Lehman               10,000          0.75%       10/29/98
         4                  Metro Transit Auth NY               Paine Webber            20,000          6.30%       11/13/98
         5                  San Diego Courthouse               Merrill Lynch            25,000          3.47%       12/18/98
         6                  California Education                   Prager            6,500,000         12.49%       01/15/99
         7                   Cty San Joaquin CA                 Smith Barney         6,035,000         5.565%       05/17/99
         8                   NY City Muni Water                Merrill Lynch            10,000         0.004%       05/17/99
         9                  NY Transit Authority                Paine Webber           300,000          0.91%       06/28/99
        10                   Metro. Pier & Expo.                Smith Barney             8,250         1.962%       08/23/99


                                  NSAR ITEM 77O

                            VK Municipal Income Fund
                               10f-3 Transactions

  UNDERWRITING #                UNDERWRITING                   PURCHASED FROM         AMOUNT OF SHARES        % OF         DATE OF
                                                                                         PURCHASED        UNDERWRITING    PURCHASE


         1                    Long Island Power                    Lehman                  21,000             1.58%       10/29/98
         2                  Metro Transit Auth NY               Paine Webber                5,000             1.57%       11/13/98
         3                    Dormitory Auth NY                 Bear Stearns                1,000             0.56%        2/25/99
         4                   Metro Pier & Expo.                 Smith Barney                2,000             0.47%       08/23/99
         5                    Orange Cty Health                    Lehman                   3,000             2.74%       08/30/99
         6                  NY Transit Authority                Pain Webber                 8,745            2.658%       06/28/99


                                  NSAR ITEM 77O

                        VK New York Tax Free Income Fund
                               10f-3 Transactions

  UNDERWRITING #                UNDERWRITING                   PURCHASED FROM         AMOUNT OF SHARES      % OF         DATE OF
                                                                                         PURCHASED       UNDERWRITING    PURCHASE


         1                     Empire State NY                 Goldman Sachs               2,060             1.46%       12/18/98
         2                    Dormitory Auth NY                 Bear Stearns               1,000             0.56%       02/25/99
         3                     NY City Health                   Paine Webber               3,000            1.269%       03/05/99
         4                     NY Transit Auth                  Paine Webber               1,000             0.30%       06/28/99


                                  NSAR ITEM 77O

                          VK Tax Free High Income Fund
                               10f-3 Transactions

  UNDERWRITING #           UNDERWRITING              PURCHASED FROM      AMOUNT OF SHARES   % OF UNDERWRITING    DATE OF PURCHASE
                                                                            PURCHASED


         1               Long Island Power               Lehman                26,000               1.96%           10/29/98
         2             Metro Transit Auth NY          Paine Webber             10,000               3.15%           11/13/98
         3               Dormitory Auth NY            Bear Stearns              1,000               0.56%            2/25/99
         4              Metro Pier & Expo.            Smith Barney              5,000              1.189%           08/23/99
